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                                                              Exhibit 99.5

                                 STOCK CENTER
                              203 West Broadway
                             Pocahontas, AR 72455

                                    [LOGO]

                        (Proposed Holding Company for
              Pocahontas Federal Savings and Loan Association)

Stock Order Form & Certification Form Note: Please read the Stock Order Form Guide and Instructions included in the packet of information before completion.

Deadline: The Subscription Offering expires at 12:00 Noon, Central time,
March 13, 1998. Your Original Stock Order Form and Certification Form properly executed and with the correct payment, must be received at the Stock Center or a branch of Pocahontas Federal Savings and Loan Association by this deadline, or it will be considered void. No photocopied or faxed Order Forms will be accepted.

Number of Shares/Amount of Payment

(1) Number of Shares of Pocahontas Federal Savings and Loan Association currently owned

    --------------------------------


(2) Number of Shares           Price per Share           (3) Total Amount Due

                                  x $10.00 =               $
-----------------------                                     ------------------
(Minimum 25)


The minimum number of shares for which you may subscribe is 25. For persons who do not correctly own shares of Pocahontas Federal Savings and Loan Association, the maximum purchase limitations are as follows: (i) the maximum number of shares that any person (or persons on a single account) may
purchase in the Offering is       shares of Common Stock, and (ii) the
maximum number of shares that any person together with any associate or group
of persons acting in concern may purchase in the Offering is         shares
of Common Stock. For persons who currently own shares of Pocahontas Federal
Savings and Loan Association, the       share and       share purchase
limitations are reduced by the product of the fiscal Exchange Ratio and the number of shares of Pocahontas Federal Savings and Loan Association currently owned by the person or persons submitting this Order Form (as indicated in Item 1). The total number of shares to be sold is based on a valuation that is subject to review prior to filling individual stock orders.

Method of Payment

(4) / / Enclosed is a check, bank draft or money order payable to Pocahontas Bancorp, Inc. for $___________ (or cash, if presented in person).

(5) / / I authorize Pocahontas Federal Savings and Loan Association to make the withdrawals from any Harbor Federal account(s) shown below, and understand that the amounts will not otherwise be available for withdrawal:

                Account Number(s)          Amount(s)
                -----------------          ----------

                                           $



                    Total Withdrawal       $
                                            ---------

There is no penalty for early withdrawals used for this payment.
To withdraw from an account with checking privileges, please write a check.

Purchaser Information

(6) / / Check here if you are a director, officer or employee of Pocahontas Federal Savings and Loan Association or a member of such person's immediate family.

    / / Check here if you were a depositor with at least $50.00 on deposit at the Eligibility Record Date (Sept. 30) and/or the Supplemental Eligibility Record Date (December 31, 1997) and/or a depositor or borrower on the Voting Record Date (January 21, 1998). List all the names on the account(s) and all the account number(s) of those accounts you had at these dates to ensure proper identification of your purchase rights.

        Confirm account(s) by initialing here __________.


              Account Title (Names on Accounts)             Account Number
              ---------------------------------             --------------





        If additional space is needed, please use the back side of this form.

(7) Stock Registration

    Form of stock ownership


/ / Individual            / / Uniform Transfer to Minors     / / Partnership
/ / Joint Tenants (WROS)  / / Uniform Gift to Minors         / / Individual Retirement Account
/ / Tenants in Common     / / Corporation                    / / Fiduciary/Trust (Under Agreement Dated _____________)


(8) Name                           Social Security or Tax ID

---------------------------        -----------------------

    Name                           Daytime Telephone

---------------------------        ------------------------

    Street Address                 Evening Telephone

---------------------------        ------------------------

    City              State       Zip Code      County of Residence

-------------------   ---------   ------------  -------------------

(9) / / NASD Affiliation (This section applies to those individuals who meet the delineated criteria)

        Check here if you are a member of the National Association of Securities Dealers, Inc. ("NASD"), a person associated with an NASD member, a member of the immediate family of any such persons to whose support such person contributes, directly or indirectly, or the holder of an account to which an NASD member or person associated with an NASD member has a beneficial interest. To comply with conditions under which an exemption from the NASD's Interpretation With Respect to FreeRiding and Withholding is available, you agree, if you have checked the NASD affiliation box, (i) not to sell, transfer or hypothecate the stock for a period of 90 days following the issuance, and (ii) to report this subscription in writing to the applicable NASD member within one day of the payment therefor.

(10) / / Associate--Acting in Concert

        Check here, and complete the reverse side of this Form, if you or any associates (as defined on the reverse side of this Form) or persons acting in concert with you have submitted other orders for shares in the Subscription and/or Community Offerings.

Acknowledgment

By signing below, I acknowledge receipt of the Prospectus dated            and
the provisions therein and understand that I may not change or revoke my order once it is received by Pocahontas Bancorp I also certify that this stock order is for my account only and there is no agreement or understanding regarding any further sale or transfer of these shares. Federal regulations prohibit any person from transferring, or entering into any agreement directly or indirectly to transfer, the legal or beneficial ownership of conversion subscription rights or the underlying securities to the account of another person. Pocahontas Federal Savings and Loan Assoc. will pursue any and all legal and equitable remedies in the event it becomes aware of the transfer of subscription rights and will not honor orders known by it to involve such transfer. Under penalties of perjury, I further certify that:
(1) the social security number or taxpayer identification number given above is correct, and (2) I am not subject to backup withholding. You must cross out this Item, (2) above, if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of underreporting interest or dividends on your tax return.

(11) Signature

This form must be dated and signed in the space provided (along with your dated and signed Certification Form on the reverse side).

When purchasing as a custodian, corporate officer, etc., include your full title. An additional signature is required only when payment is by withdrawal from an account that requires more than one signature to withdraw funds.

Signature                     Title (if applicable)         Date

------------------------      -------------------------     -------------

Signature                     Title (if applicable)         Date

------------------------      -------------------------     -------------

THE SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER CORPORATION, FUND, OR GOVERNMENTAL AGENCY.

YOUR ORDER WILL BE FILLED IN ACCORDANCE WITH THE PROVISIONS OF THE PROSPECTUS. THIS ORDER IS NOT VALID IF NOT SIGNED. If you need help completing this Form, you may call the Stock Center at




FOR OFFICE USE ONLY

Date Rec'd      /    /
           ----------------

Check #
        -------------------

Amount $
        -------------------

Category
        -------------------

Order #
       --------------------

Batch
     ----------------------

Initials
        -------------------


Be sure to complete and sign the Certification Form on the reverse side.


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                                    [LOGO]

Item (6)--(continued)

Account Title (Names on Accounts)    Account Numbers
--------------------------------     ---------------







Item (10)--(continued)

List below all other orders submitted by you or your Associates (as defined) or by persons acting in concert with you.

                                        Number of
     Names listed on other               Shares
       Stock Order Forms                 Ordered
     ---------------------              ---------








The term "associate," when used to indicate a relationship with any person, is defined to mean (i) a corporation or organization (other than the Mutual Holding Company or Bancorp, a majority-owned subsidiary of Bancorp or the
Bank) of which such person is a director, officer or partner or is, directly, or indirectly, the beneficial owner of 10% or more of any class of equity securities, (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, provided, however, that such term shall not include any tax qualified employee stock benefit plan of the Bank in which such person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity, and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of Bancorp, or the Bank or any of the subsidiaries of the foregoing.

                               CERTIFICATION FORM

        (This form must be dated and signed along with your dated and signed
                     Stock Order Form on the reverse side.)

I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK, $0.01 PAR VALUE PER SHARE ("COMMON STOCK"), OF POCAHONTAS BANCORP ("COMPANY"), THE PROPOSED HOLDING COMPANY POCAHONTAS BANCORP ("THE BANK"), ARE NOT FEDERALLY INSURED AND ARE NOT GUARANTEED BY THE COMPANY, THE BANK OR THE FEDERAL GOVERNMENT.

If anyone asserts that the shares of Common Stock are federally insured or guaranteed, or are as safe as an insured deposit, I should call the Office of Thrift Supervision's midwest Regional Director, Frederick R. Castrel, at 972-281-2000.

I further certify that, before purchasing the shares of Common Stock of the
Company, I received a copy of the Prospectus dated          , 1998 which
discloses the nature of the shares of Common Stock being offered thereby and describes the following risks involved in an investment in the Common Stock under the heading "Risk Factors" beginning on page 19 of the Prospectus:

 1. Potential Effects of Changes in Interest Rates and The Current Interest Rate Environment...  (Page)
 2. Decreased Return or Equity and Increased Expenses Following the Conversion.................  (Page)
 3. Risks Associated with Potential Acquisitions...............................................  (Page)
 4. Independent Valuation of the Company.......................................................  (Page)
 5. Possible Increase in the Offering Range and Number of Shares Issued........................  (Page)
 6. Risks Related to Commercial Real Estate Loans and Commercial Business Loans................  (Page)
 7. Geographic Concentration...................................................................  (Page)
 8. Certain Anti-Takeover Considerations.......................................................  (Page)
 9. Possible Dilative Effect of Issuance of Additional Shares..................................  (Page)
10. ESOP Compensation Expense..................................................................  (Page)
11. Regulatory Oversight and Legislation......................................................  (Page)
12. Possible Year 2000 Computer Program Problems...............................................  (Page)

Signature                   Date        Signature                 Date

----------------------  --------        --------------------  --------

Name (Please Print)                     Name (Please Print)

--------------------------------        ------------------------------

      (Note: All parties named as registered owners in Item 8 on the reverse side must sign Certification Form)